UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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CLINICAL DATA, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
DIRECTOR COMPENSATION IN FISCAL YEAR 2008
AMENDMENT OF AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN
AUDIT COMMITTEE REPORT
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CLINICAL DATA, INC.
One Gateway Center, Suite 702
Newton, Massachusetts
(617) 527-9933
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 23, 2008
     The 2008 Annual Meeting of Stockholders of Clinical Data, Inc., a Delaware corporation (“Clinical Data”), will be held at Clinical Data’s headquarters, One Gateway Center, Suite 702, Newton, Massachusetts 02458, at 10 a.m., local time, on September 23, 2008, for the following purposes:
1.	To elect six (6) members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

2.	To amend Clinical Data’s Amended and Restated 2005 Equity Incentive Plan (the “2005 Plan”) by increasing the aggregate number of shares issuable pursuant to the 2005 Plan from 3,000,000 shares to 4,600,000 shares.

3.	To ratify the appointment of Deloitte & Touche LLP as Clinical Data’s independent registered public accounting firm for the fiscal year ending March 31, 2009.

4.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.
     Only stockholders of record at the close of business on July 25, 2008 will be entitled to vote at the meeting or any adjournment of the meeting.
     It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.
By order of the Board of Directors,
Andrew J. Fromkin
President and Chief Executive Officer
July 29, 2008

CLINICAL DATA, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
September 23, 2008

     Our Board of Directors is soliciting your proxy with the enclosed proxy card for use at our 2008 Annual Meeting of Stockholders to be held at our headquarters, One Gateway Center, Suite 702, Newton, Massachusetts 02458, at 10 a.m., local time, on September 23, 2008, and at any adjournments of the meeting. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is July 29, 2008.
General Information About Voting
     Who can vote. You will be entitled to vote your shares of Clinical Data common stock at the annual meeting if you were a stockholder of record at the close of business on July 25, 2008. As of that date, 21,142,446 shares of common stock were outstanding. You are entitled to one (1) vote for each share of common stock that you held at that date.
     How to vote your shares. You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy. If you choose to vote by proxy, please complete, sign, date and return the enclosed proxy card. The proxies named in the enclosed proxy card will vote your shares as you have instructed. If you sign and return the proxy card without indicating how you wish your shares to be voted, the proxies will vote your shares in favor of the proposals contained in this proxy statement, as recommended by our Board of Directors. Even if you plan to attend the meeting, please complete and mail your proxy card to ensure that your shares are represented at the meeting. If you attend the meeting, you can still revoke your proxy by voting in person.
     How you may revoke your proxy. You may revoke the authority granted by your executed proxy at any time before its exercise by filing with Clinical Data, Attention: Caesar J. Belbel, Chief Legal Officer and Secretary, a written revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.
     Quorum. A quorum of stockholders is required in order to transact business at the annual meeting. A majority of the outstanding shares of common stock entitled to vote must be present at the meeting, either in person or represented by proxy, to constitute a quorum for the transaction of business. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to vote your shares in person or to revoke your proxy.
     Abstentions and broker non-votes. “Broker non-votes” are proxies submitted by brokers that do not indicate a vote for one (1) or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals. Abstentions and broker non-votes will be considered present for purposes of determining a quorum for the meeting.
     Householding of Annual Meeting Materials. Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one (1) copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, One Gateway Center, Suite 702, Newton, Massachusetts 02458, Attn: Investor Relations, telephone: (617) 527-9933. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one (1) copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Share Ownership
As of July 25, 2008, we had a total of 21,142,446 shares of common stock, $0.01 par value per share, issued and outstanding.
The following table and footnotes set forth certain information regarding the beneficial ownership of our common stock as of July 25, 2008 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) our current executive officers and our named executive officers, (iii) our current directors and nominees for director, and (iv) our current executive officers and directors as a group.

	Stock and Nature		Percent of
Name and Address of Beneficial Owner (1)	of Ownership		Common Stock
5% Stockholder
Third Security, LLC and affiliates	9,444,426	(2)	44.67%
The Governor Tyler 1881 Grove Avenue Radford, VA 24141
Directors, Executive Officers and Named Executive Officers
Randal J. Kirk	9,444,426	(2)	44.67%
Arthur B. Malman	74,392	(3)	*
Larry D. Horner	151,919	(4)	*
Burton E. Sobel, M.D.	37,500	(5)	*
Richard J. Wallace	7,500	(6)	*
Andrew J. Fromkin	482,976	(7)	2.23%
Caesar J. Belbel	166,089	(8)	*
Carol R. Reed, M.D.	82,264	(9)	*
C. Evan Ballantyne	70,600	(10)	*
All Directors, Current Executive Officers and Named Executive
Officers as a Group (9 persons)	10,517,666	(11)	47.73%

*	Indicates ownership of less than 1%

(1)	The address of each of the directors, nominees for director, named executive officers and executive officers is: c/o Clinical Data, Inc., One Gateway Center, Suite 702, Newton, MA 02458.

(2)	Includes 1,620,946 shares owned by Mr. Kirk; 1,020,756 shares owned by Kirkfield, LLC; 1,096,624 shares owned by RJK, LLC; 62,578 shares owned by Zhong Mei, LLC; 1,049,877 shares owned by New River Management, II, LP; 290,014 shares owned by New River Management, III, LP; 3,380,985 shares owned by New River Management V, LP; 230,029 shares owned by Radford Investment LP; and 692,617 shares owned by Third Security Staff 2001 LLC. Mr. Kirk is deemed to have beneficial ownership of all shares owned by Kirkfield, LLC, RJK, LLC, Zhong Mei, LLC, New River Management, II, LP, New River Management, III, LP, New River Management V, LP, Radford Investment LP and Third Security Staff 2001, LLC.

(3)	Includes 36,000 shares issuable upon the exercise of stock options exercisable within 60 days after July 25, 2008 and 3,750 shares issuable upon the exercise of warrants for shares of common stock.

(4)	Includes 21,327 shares held by Mr. Horner’s wife as to which Mr. Horner disclaims beneficial ownership. Also includes 7,500 shares issuable upon the exercise of stock options exercisable within 60 days after July 25, 2008 and 10,663 shares issuable upon the exercise of warrants for shares of common stock by Mr. Horner’s wife.

(5)	Consists of 37,500 shares issuable upon the exercise of stock options exercisable within 60 days after July 25, 2008.

(6)	Consists of 7,500 shares issuable upon the exercise of stock options exercisable within 60 days after July 25, 2008.

(7)	Includes 477,637 shares issuable upon the exercise of stock options exercisable within 60 days after July 25, 2008.

(8)	Consists of 166,089 shares issuable upon the exercise of stock options exercisable within 60 days after July 25, 2008.

(9)	Includes 79,827 shares issuable upon the exercise of stock options exercisable within 60 days after July 25, 2008.

(10)	Includes 65,000 shares issuable upon the exercise of stock options exercisable within 60 days after July 25, 2008.

(11)	See footnotes (2) through (10).
Section 16(a) Beneficial Ownership Reporting Compliance
     Our executive officers and directors and persons who own beneficially more than ten percent (10%) of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the Securities and Exchange Commission. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for the fiscal year ended March 31, 2008 our executive officers, directors and ten percent (10%) beneficial owners complied with all applicable Section 16(a) filing requirements.
PROPOSAL 1
ELECTION OF DIRECTORS
     The Nominating and Governance Committee recommended, and the Board of Directors nominated, Randal J. Kirk, Andrew J. Fromkin, Larry D. Horner, Arthur B. Malman, Burton E. Sobel, M.D. and Richard J. Wallace as nominees for election at the annual meeting. At the annual meeting, six (6) directors will be elected to the Board of Directors for the coming year with terms expiring at the 2009 Annual Meeting of Stockholders.
     Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently directors of Clinical Data. In the event that any nominee becomes unavailable, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified.
Votes Required
     Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Nominees for Director
     The following table contains certain information as of July 25, 2008 about the nominees for director.

	Business Experience During Past Five Years	Director
Name and Age	and Other Directorships	Since
Randal J. Kirk Age: 54	Randal J. Kirk is Senior Managing Director and Chief Executive Officer of Third Security, LLC, an investment management firm founded by Mr. Kirk, since March 1999. Additionally, Mr. Kirk founded and became Chairman of the Board of New River Pharmaceuticals Inc. (previously traded on Nasdaq prior to its acquisition by Shire plc in 2007) in 1996, and was President and Chief Executive Officer between October 2001 and April 2007. Mr. Kirk began his professional career in the private practice of law. Previously, Mr. Kirk served as a member of the Board of Directors of Scios, Inc. (previously traded on Nasdaq prior to its acquisition by Johnson & Johnson) between February 2000 and May 2002. Mr. Kirk also currently serves in a number of additional capacities including as a member of the Board of Directors of Halozyme Therapeutics, Inc. (Nasdaq: HALO) since May 2007; and as Chairman of the Board of Directors of Intrexon Corporation since February 2008. Mr. Kirk has served on the Board of Visitors of Radford University since July 2003, was elected Rector of the Board in September 2006, and has served on the Board of Directors of the Radford University Foundation, Inc. since September 1998. He was appointed to the Virginia Advisory Council on Revenue Estimates in July 2006, and was appointed as a member of the Board of Directors of the Virginia University Research Partnership in July 2007. Mr. Kirk received a B.A. in Business from Radford University and a J.D. from the University of Virginia.	2002

Andrew J. Fromkin Age: 42	Andrew J. Fromkin joined Clinical Data on October 12, 2005 and was elected President and Chief Executive Officer on May 12, 2006. Mr. Fromkin has twenty years of senior leadership experience in a variety of roles and in various areas of the healthcare industry with an emphasis on care delivery, information, and pharmaceutical services. Prior to Clinical Data, Mr. Fromkin held several senior management roles at emerging healthcare companies and worked as a consultant to develop and launch a leading personal health program strategy and system with a major national healthcare insurer. Most recently he was President and Chief Executive Officer of DoctorQuality, Inc., a leading provider of patient safety and condition management products that was acquired by Quantros, Inc. Previously, Mr. Fromkin served as President and Chief Executive Officer of Endo Surgical Devices, Inc., an early stage surgical instrument developer where his major achievements included advancing the line of innovative vascular devices into the clinic, securing funding for the company, and guiding the company to its first FDA approval. Mr. Fromkin spent most of the 1990’s in two leadership roles with Medco, then Merck-Medco Managed Care, LLC, a wholly owned subsidiary of Merck & Co., Inc. They included Vice President, Business Development and before that, Vice President, Sales. In all of these roles, Mr. Fromkin successfully identified, developed and negotiated a diverse set of complex transactions including strategic alliances, joint ventures and acquisition, and major account sales. Mr. Fromkin began his career at Health Information Technologies, a leader in the then emerging field of electronic data interchange (EDI).	2007

	Business Experience During Past Five Years	Director
Name and Age	and Other Directorships	Since
Larry D. Horner Age: 74	Larry D. Horner served as a member of the Board of Directors of New River Pharmaceuticals Inc., and American General Corp until they were sold and ConocoPhillips until he reached the mandatory retirement age. From 1994 to 2001, Mr. Horner served as Chairman of the Board of Pacific USA Holdings Corporation, a holding company of companies in real estate and financial services. From 1997 to 2001, Mr. Horner served as Chairman of the Board of Asia Pacific Wire & Cable, Ltd., a publicly-traded manufacturer of wire and cable products for the telecommunications and power industries in the Asia Pacific Region. From 1991 to 1994, he served as Managing Director of Arnhold & S. Bleichroeder, Inc., an equity market trading and corporate finance firm. Prior to that, he served as Chairman and Chief Executive Officer of the accounting firm KPMG Peat Marwick. Mr. Horner is on the Board of Directors of Atlantis Plastics, Inc., TOUSA, Inc., and UTStarcom, Inc., all public companies; Mr. Horner serves on the audit committee and as the audit committee financial expert for Atlantis Plastics, Inc. and UTStarcom.	2002

Arthur B. Malman Age: 66	Arthur B. Malman is a partner of the law firm of Malman & Goldman, LLP and a principal of the Urban Group, a real-estate investment company. Mr. Malman is also Chairman of Dimex Holdings Corporation, a telecom venture company and a director of PS America, Inc. a floor covering chain. Mr. Malman received a B.A. from Princeton University and a J.D. from the Yale University School of Law, and attended Columbia University School of Business Administration.	1975

Burton E. Sobel, M.D. Age: 70	Burton E. Sobel, M.D. has been at the University of Vermont since 1994 where he is currently Professor of Medicine, Director of the Cardiovascular Research Institute, and Professor of Biochemistry. Dr. Sobel has been a trustee of Fletcher Allen Health Care Center in Burlington, Vermont. Previously, he held senior academic and administrative positions at Washington University School of Medicine and Barnes Hospital from 1973 to 1994, and at the University of California, San Diego, from 1968 to 1973. Dr. Sobel completed postgraduate training at the Peter Bent Brigham Hospital, Boston and the National Institutes of Health, Bethesda and received his M.D., magna cum laude, from Harvard University and his A.B. from Cornell University. Dr. Sobel is President of the Society for Experimental Biology and Medicine and also serves as a member of the Board of Directors of Nuvelo, Inc. and Ariad Pharmaceuticals, Inc., both publicly-traded life science companies. Dr. Sobel also served as a member of the Board of Directors of New River Pharmaceuticals Inc., a publicly-traded specialty pharmaceutical company focused on developing novel pharmaceuticals and improved versions of widely-prescribed drugs, from 2004 until its acquisition by Shire plc in April 2007.	2005

Richard J. Wallace Age: 56	Richard J. Wallace has fifteen years experience at GlaxoSmithKline (GSK) from 1992 until January 2008, spanning roles from Vice President Commercial (Canadian Pharmaceuticals), Vice President U.S. Business Development, Vice President Sales & Marketing ( U.S. Oncology and HIV), Vice President Clinical Development and Product Strategy, to Senior Vice President Global Commercial Strategy. He served as a member of GSK’s Research and Development Executive, Commercial Operations Committee and Product Management Board. His experience	2008

	Business Experience During Past Five Years	Director
Name and Age	and Other Directorships	Since
prior to joining GSK includes eight years with Bristol Myers Squibb and seven years at Johnson & Johnson in assignments from marketing, sales, manufacturing and general management. Mr Wallace currently serves on the board of directors of Avigen Inc, ImmunoGen Inc and Bridgehead International Ltd. Mr. Wallace received B.Com. and B.Com.Honors degrees from Rhodes University, South Africa.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE
NOMINEES FOR DIRECTOR.
CORPORATE GOVERNANCE
Board and Committee Matters
     Independence. Our Board of Directors has determined that each of the current directors standing for re-election are independent directors as defined by applicable Nasdaq Stock Market standards governing the independence of directors, except for Andrew J. Fromkin, our President and Chief Executive Officer.
     Board Meetings and Committees. Our Board of Directors held eight (8) meetings and took action by written consent three (3) times during fiscal 2008. During fiscal 2008, each of the directors then in office attended all of the meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. All of our directors attended the 2007 annual meeting of stockholders. Continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of stockholders barring significant commitments or special circumstances.
     Shareholder Communications. Any shareholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, c/o Caesar J. Belbel, Chief Legal Officer and Secretary. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.
     Our Board of Directors has three (3) standing committees: Audit Committee, Compensation Committee and Nominating and Governance Committee.
     Audit Committee. The Audit Committee has authority to select and engage our independent registered public accounting firm and is responsible for reviewing our audited financial statements, accounting processes and reporting systems. The Audit Committee also discusses the adequacy of our internal financial controls with our management and our independent registered public accounting firm. In addition, the Audit Committee is responsible for overseeing the independence of, and approving all services provided by, our independent registered public accounting firm. The Committee operates under a written charter approved by the full Board, which charter is periodically reviewed by the Committee and is available on our website at www.clda.com.
     The members of the Audit Committee are Larry D. Horner (Chair), Arthur B. Malman, and Burton E. Sobel, M.D. Our Board of Directors has considered and concluded that each of the members of the Audit Committee satisfies the independence and financial literacy and expertise requirements as defined by applicable Nasdaq Stock Market standards governing the qualifications of Audit Committee members. Additionally, our Board of Directors has determined that Mr. Horner qualifies as an audit committee financial expert under the rules of the SEC.
     The Audit Committee held five (5) meetings during fiscal 2008. For more information about the Audit Committee, including its audit services pre-approval procedures, see “Report of the Audit Committee” and “Audit Fees” in this proxy statement.
     Compensation Committee. Our Compensation Committee is responsible for establishing cash compensation policies with respect to our executive officers and directors, recommending to the Board the compensation to be paid to our executive officers and administering our equity incentive plans. The members of the Compensation Committee are Arthur B. Malman (Chair) and Larry D. Horner. The Compensation Committee held one (1) meeting and took action by written consent eight (8) times during fiscal 2008. The Compensation Committee operates pursuant to a written charter adopted by the Board, which charter is periodically reviewed by the Committee and is available on our website at www.clda.com.
     Nominating and Governance Committee. Our Nominating and Governance Committee identifies individuals qualified to become Board members and recommends to the Board the director nominees for the next annual meeting of stockholders and candidates to fill vacancies on the Board. Additionally, the Committee recommends to the Board the directors to be appointed to Board committees. The Committee also develops and recommends to the Board a set of corporate governance guidelines applicable to the Board and to the Company and oversees the effectiveness of our corporate governance in accordance with those guidelines. Finally, the Committee maintains and recommends to the Board our Code of Business Conduct and Ethics, which meets the SEC’s definition of a “code of ethics” and which applies to all of our directors, officers and employees, a copy of which is available on our website at www.clda.com or to any stockholder who requests it by contacting our offices, c/o Caesar J. Belbel, Chief Legal Officer and Secretary.
     The Nominating and Governance Committee consists of Burton E. Sobel, M.D. (Chair) and Arthur B. Malman, each of whom the Board has determined meets the independence requirements as defined by applicable Nasdaq Stock Market standards governing the independence of directors. The committee held one (1) meeting during fiscal 2008 took action by written consent one (1) time during fiscal 2008. The Nominating and Governance Committee operates pursuant to a written charter adopted by the Board, which charter is periodically reviewed by the Committee and is available on our website at www.clda.com.
     The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members. Additionally, in selecting nominees for directors, the Nominating and Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the Committee and/or recommended by the Board. Any stockholder who wishes to recommend a candidate for consideration by the Committee as a nominee for director should follow the procedures set forth in “Shareholder Recommendations for Director Nominations” below. The Nominating and Governance Committee will also consider whether to nominate any person proposed by a shareholder in accordance with the provisions of our bylaws relating to shareholder nominations as described in “Deadline for Stockholder Proposals and Director Nominations” below.
     Once the Nominating and Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries of the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. Also considered are the provisions of any company agreements specifying persons to be nominees. The Committee then evaluates the prospective nominee against, among other things, the following standards and qualifications:
•	whether the prospective nominee meets the independence requirements qualifications defined under applicable Nasdaq Stock Market standards and, if to serve on the Audit Committee, the Nasdaq Stock Market financial experience and/or financial expert requirements defined under applicable SEC rules and regulations;

•	the extent to which the prospective nominee’s skills, experience and perspective add to the range of talent appropriate for the Board and whether such attributes are relevant to our business and industry;

•	the prospective nominee’s ability to dedicate the time and resources sufficient for the diligent performance of Board duties; and

•	the extent to which the prospective nominee holds any position that would conflict with a director’s responsibilities to us.
     If the Committee’s internal evaluation is positive, the Committee makes a recommendation to the full Board as to whether the candidate should be interviewed further or nominated by the Board and the Board determines whether to approve the nominee after considering the recommendation and report of the Committee.

Certain Relationships and Related Transactions
     Randal J. Kirk, the Chairman of our Board of Directors, controls Third Security, LLC and its affiliates. As of July 25, 2008, directly and through Third Security and its affiliates, Mr. Kirk controls approximately 44.67% of our outstanding stock. We were billed for sales commissions by Third Security in the amount of $89,000 in fiscal 2007. There were no commissions billed in fiscal 2008.
     On June 18, 2007, we sold Clinical Data Sales & Service (CDSS) to Vital Diagnostics Holding Corp. (VDHC), which is funded and controlled by New River Management IV, LP, an affiliate of Mr. Kirk, for proceeds at closing of $7.0 million. During the year ended March 31, 2007, we recorded a loss of $7.0 million to adjust the net assets of CDSS to fair value. Based on the final closing working capital adjustments and the costs of the transaction, an additional loss of $635,000 was recognized in the year ending March 31, 2008.
     On July 23, 2007, we sold 3.4 million shares of our common stock at $14.67 per share to an affiliate of Mr. Kirk as part of a public offering. The price per share offered in the public offering was approximately 96% of the closing price on July 17, 2007, the date of pricing of the public offering.
     On November 14, 2007, we sold Electa Lab s.r.l. to Vital Diagnostics B.V. for $2.5 million. A loss of $38,000 from the sale was recorded in the year ended March 31, 2008.
Compensation Committee Interlocks and Insider Participation
     Our Compensation Committee determines salaries, incentives and other compensation for our directors and executive officers. The Compensation Committee also administers our equity incentive plans. The Compensation Committee currently consists of Arthur B. Malman (Chair) and Larry D. Horner.
EXECUTIVE OFFICERS
     The following contains certain information as of March 31, 2008 about our executive officers and named executive officers:

Name	Age	Position
Andrew J. Fromkin	42	President and Chief Executive Officer
C. Evan Ballantyne	49	Senior Vice President and Chief Financial Officer
Caesar J. Belbel	48	Executive Vice President, Chief Legal Officer and Secretary
Carol R. Reed, M.D.	55	Executive Vice President and Chief Medical Officer
     Andrew J. Fromkin joined Clinical Data on October 12, 2005 and was elected President and Chief Executive Officer on May 12, 2006. Mr. Fromkin has twenty years of senior leadership experience in a variety of roles and in various areas of the healthcare industry with an emphasis on care delivery, information, and pharmaceutical services. Prior to Clinical Data, Mr. Fromkin held several senior management roles at emerging healthcare companies and worked as a consultant to develop and launch a leading personal health program strategy and system with a major national healthcare insurer. Most recently he was President and Chief Executive Officer of DoctorQuality, Inc., a leading provider of patient safety and condition management products that was acquired by Quantros, Inc. Previously, Mr. Fromkin served as President and Chief Executive Officer of Endo Surgical Devices, Inc., an early stage surgical instrument developer where his major achievements included advancing the line of innovative vascular devices into the clinic, securing funding for the company, and guiding the company to its first FDA approval. Mr. Fromkin spent most of the 1990’s in two leadership roles with Medco, then Merck-Medco Managed Care, LLC, a wholly owned subsidiary of Merck & Co., Inc. They included Vice President, Business Development and before that, Vice President, Sales. In all of these roles, Mr. Fromkin successfully identified, developed and negotiated a diverse set of complex transactions including strategic alliances, joint ventures and acquisition, and major account sales. Mr. Fromkin began his career at Health Information Technologies, a leader in the then emerging field of electronic data interchange (EDI).

     C. Evan Ballantyne joined Clinical Data as Senior Vice President and Chief Financial Officer on August 7, 2006. He was most recently Senior Vice President and Chief Financial Officer of ZymeQuest, Inc., a medical technology company based in Beverly, Massachusetts, and previously was the Chief Financial Officer of Knowledge Impact, of Wayland, Massachusetts. Earlier, Mr. Ballantyne was a Vice President and Chief Operating Officer for ACNielsen Corporation and held the Chief Financial Officer position as well for 2 years. There, he was responsible for all aspects of operations, strategic planning and finance in more than 45 countries for a corporation with 9,700 employees and annual revenue exceeding $650 million. At ACNielsen, he drove productivity gains and cost savings activities totaling $27.5 million while holding expenses flat with the prior year and helped develop new revenue opportunities while implementing a cross-border sales tracking system. He also helped lead the company’s successful ISO certification in three countries. Mr. Ballantyne also held an audit position for Dun & Bradstreet, earned a B.A. from the University of Western Ontario, and earned a post-graduate degree in Business Administration with Honors from the University of Windsor.
     Caesar J. Belbel joined Clinical Data as Vice President and General Counsel on May 7, 2003, and was elected Secretary of Clinical Data on June 25, 2003. Mr. Belbel was subsequently elected Senior Vice President in May 2005 and Executive Vice President of Clinical Data in October 2005. Prior to joining Clinical Data, Mr. Belbel served from 2000 to 2002 as Senior Vice President, General Counsel and Secretary of Xpedior Incorporated, a publicly-held Internet consulting services and e-commerce software development company. Previously, from 1997 to 2000, Mr. Belbel served as General Counsel of Programart Corporation, a developer of application performance management software. Mr. Belbel holds a Bachelor of Arts degree from Columbia University and a Juris Doctor degree from Boston College Law School.
     Carol R. Reed, M.D. joined Clinical Data in October 2005 as Senior Vice President and Chief Medical Officer following the completion of its merger with Genaissance Pharmaceuticals, Inc., where Dr. Reed had served as Vice President, Medical Affairs since 2003. In April 2008, Dr. Reed was elected Executive Vice President and Chief Medical Officer of Clinical Data. Dr. Reed joined Genaissance from Bayer Pharmaceuticals, Inc., where she was an Associate Medical Director in Pulmonary Medical Research. Previously, she was the Associate Director, Section of Pulmonary and Critical Care Medicine, at the Hospital of St. Raphael and directed its Medical Intensive Care Unit. Dr. Reed received a M.S. in biology from the University of Illinois and a M.D. from Rush Medical College in Chicago.

COMPENSATION DISCUSSION AND ANALYSIS
     The Compensation Committee of the Board, or the Committee, assists the Board in fulfilling its oversight responsibilities with respect to the compensation of the Company’s executive officers and senior management. The Committee is responsible for (i) establishing and administering the base salaries and cash bonuses of Clinical Data’s named executive officers, and (ii) administering and making recommendations and awards under Clinical Data’s 2002 Stock Option Plan and 2005 Plan. The Committee monitors whether the compensation paid to the Company’s senior management is fair, reasonable and competitive and is substantially tied to Company performance. Clinical Data’s Compensation Committee evaluates, both subjectively and objectively, Clinical Data’s financial performance, competitive position, future potential, and the individual and group performance of the members of senior management. In such evaluation, the Compensation Committee reviews data prepared by Clinical Data and employs the business experience of the individual members of the Compensation Committee. Our fiscal year ends on March 31 and, accordingly, compensation covered by this section was paid to our senior management and executive officers in respect of performance for the periods April 1, 2006 through March 31, 2007 and April 1, 2007 through March 31, 2008, our 2007 and 2008 fiscal years, respectively.
Compensation Objectives
     Our executive compensation program is designed to attract, retain, motivate and reward talented individuals who will execute our business plan so that Clinical Data can succeed in the competitive business environment in which the Company operates.
Elements of Executive Compensation
     The Company’s executive compensation program consists of the following elements:
•	base salary;

•	annual cash bonus award;

•	equity compensation; and

•	post-termination cash and equity compensation.
     Other than a $2,000 life insurance premium that the Company pays for Mr. Fromkin, the Company does not provide its executives with perquisites that are required to be disclosed pursuant to SEC requirements. The Company does not have any deferred compensation programs or retirement programs other than our 401(k) plan that is generally available to all employees. Clinical Data enrolls all salaried employees in its health, dental and life and disability insurance programs.
     Each of these elements of executive compensation is addressed separately below.
Base Salary
     Base salary is provided in order to retain executives consistent with the Company’s achievement of its financial and strategic goals. Officers and other key employees are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity within the industry based on information gathered by members of our Compensation Committee and our human resources staff. The annual compensation for each officer is based on Company and individual performance as well as achievement of Company and individual goals including, but not limited to, growth in the market capitalization of Clinical Data; establishment and consolidation of Clinical Data’s leadership position in the pharmacogenetic field; and completion of strategic initiatives including acquisitions and divestitures of operating assets, and completion of key collaboration agreements. The Compensation Committee also takes into account prevailing general economic conditions, marketplace trends, and other factors deemed important by them and the Board, including the fact that Clinical Data does not offer a defined benefit retirement or other similar plans and perquisites to its senior management employees.
     The base salaries for all executive officers are set forth in their employments agreements described below. The base salaries of other senior management are established upon the commencement of their employment with the Company and are adjusted annually by the Compensation Committee. All base salaries paid to executive officers were fully deductible in the 2007 and 2008 fiscal years.

Annual Bonus
     Clinical Data pays discretionary bonuses that are recommended by the Committee and approved by the Board. Target cash bonus compensation of two (2) times Mr. Fromkin’s base salary, and one (1) time base salary for each of Messrs. Ballantyne and Belbel and Dr. Reed, is specified in their respective employment agreements. The Committee considers the bonus targets set forth in the executives’ employment agreements as a maximum payment that would be made based on outstanding Company and individual performance. The Compensation Committee historically has recommended to the Board that the level of bonuses to be awarded to senior management be based, in the case of the chief executive officer, primarily upon the financial and strategic performance of Clinical Data, and for other executives primarily on the performance of the operating units for which they are directly responsible. Beginning in fiscal 2006, the Committee took into consideration, for those employees who would be playing critical roles in the Company going forward, several factors, including the ongoing efforts of the named executive officers with respect to the successful restructuring and integration of the businesses — including Genaissance Pharmaceuticals, Icoria, Genome Express, and Epidauros Biotechnologie — recently acquired by the Company.
     For fiscal 2007, the Compensation Committee recommended and the Board approved cash bonus payments for senior management based upon the achievement by Clinical Data of an increase in the market capitalization of the Company and certain other strategic and financial goals. The senior management group for fiscal 2007 included seven (7) individuals. The total amount of the cash bonus pool awarded to these individuals was $725,000, of which Mr. Fromkin received $315,000; Mr. Belbel received $130,000, Dr. Reed received $90,000, Mr. Ballantyne received $90,000, and three (3) other members of the Company’s senior management received a total of $100,000. All bonus payments are fully deductible in 2008.
     For fiscal 2008, the Compensation Committee recommended and the Board approved cash bonus payments for senior management based upon the achievement by Clinical Data of an increase in the market capitalization of the Company and certain other strategic and financial goals. The senior management group for fiscal 2008 included four (4) individuals. The total amount of the cash bonus pool awarded to these individuals was $1,340,000, of which Mr. Fromkin received $660,000, Mr. Belbel received $235,000, Dr. Reed received $235,000, and Mr. Ballantyne received $210,000. The Committee will consider for 2009 similar bonus programs based upon the achievement by Clinical Data and its operating units of continued improvement of the Company’s market capitalization and certain other strategic and financial goals. All bonus payments are fully deductible in 2008 except for approximately $396,000 of Mr. Fromkin’s fiscal 2008 bonus.
Equity Compensation
     Currently, stock options are Clinical Data’s primary method for providing long-term incentive compensation to its senior management. The size of the awards has historically been based on guidelines that take growth in market capitalization, individual performance, salary level and tenure into account. The Committee believes that broad and significant employee ownership of Clinical Data’s stock effectively motivates the building of stockholder wealth. We also use stock options because we believe that equity compensation in this form aligns the interests of stockholders with senior management to ensure the Company’s long-term success as reflected in increases to the Company’s market capitalization. Accordingly, in May 2006, upon his appointment to the position of President and Chief Executive Officer of Clinical Data, Mr. Fromkin received two stock option grants for an aggregate of 456,773 shares at an exercise price of $12.37 per share, which was equal to the closing price of Clinical Data’s common stock quoted by the Nasdaq on the day immediately preceding the grant. As described in further detail in the proxy statement for our 2006 Annual Meeting of Stockholders, which we filed with the SEC on July 28, 2006, one of the grants to Mr. Fromkin was subject to stockholder approval of an amendment to increase the Section 162(m) limit under the 2005 Plan. The number of options granted to Mr. Fromkin reflected the level of responsibility he assumed, particularly with respect to the on-going integration of the Company’s operations and in ensuring the success of the Company’s strategic repositioning in the molecular diagnostics field. Further details regarding the terms of outstanding stock options held by our named executive officers are set forth in the “Outstanding Equity Awards at 2008 Fiscal Year End” table. None of the named executives received restricted stock grants in 2008.
     For fiscal 2008, the Committee approved as equity incentive compensation, the grant of an additional 270,000 stock options to the senior management of the Company. These stock options were granted on June 14, 2007, at an exercise price of $14.99 per share, which was equal to the closing price of Clinical Data’s common stock quoted by the Nasdaq on the day of grant. Of these stock options, Mr. Fromkin received 120,000 options; Messrs. Belbel and

Ballantyne, and Dr. Reed each received 45,000 options; and one other member of senior management received 15,000 options.
Fringe Benefits
     Under the terms of Mr. Fromkin’s employment agreement, for an annual premium not to exceed $2,000 per year, the Company maintains a term life insurance policy on Mr. Fromkin’s life, the proceeds of which are payable to Mr. Fromkin’s beneficiaries. Under the terms of Dr. Reed’s employment agreement, the Company maintains a supplemental long-term disability insurance policy for Dr. Reed. Otherwise, we provide our corporate officers the same benefits as those provided to all our other salaried employees, such as health and dental insurance, life insurance, short- and long-term disability, and opportunities to participate in our 401(k) plan with company match.
Post-Termination Compensation
     Messrs. Fromkin, Ballantyne and Belbel, and Dr. Reed, are all entitled to receive post-termination compensation under their employment agreements with the Company. In the cases of Messrs. Fromkin and Belbel, and Dr. Reed, these benefits were established under the terms of their employment agreements entered into by the Company during the 2007 fiscal year and in the case of Mr. Ballantyne, under the terms of his employment agreement entered into by the Company during the 2009 fiscal year. The terms of all these agreements remain in effect generally unless any of the executive employees is terminated by the Company with cause or any of the executive employees resign voluntarily from the Company other than for good reason. In addition, the agreements provide accelerated equity vesting, to be provided upon a change of control. The Company’s agreements with each of its executive officers also provide for tax gross-up payments in connection with a change in control of the company. The amount of benefits that each executive would potentially earn under these contracts upon a covered termination of employment and a change in control is described and quantified below under “Potential Payments upon Termination of Employment or Change in Control.”
Stock Option Granting Practices
     The Committee’s practice when granting stock options had been to use the closing price of the Company’s common stock on the day of the grant. As a matter of formal written policy, the Company has not and does not time the grant of stock options around the disclosure of non-public information or back-date stock options. On two occasions in the 2007 fiscal year, the Committee delegated to Mr. Fromkin its authority to grant up to a fixed number of stock options to enable him to provide equity incentive awards to key personnel throughout the organization below the senior management level. Accordingly, on July 31, 2006, December 20, 2006, September 6, 2007, and September 11, 2007, Mr. Fromkin granted 346,500, 271,340, 13,000, and 1,000 stock options, respectively, to such personnel at exercise prices equal to the closing price of the Company’s Common Stock as quoted by the Nasdaq on the respective dates of grant.
Deduction Limit for Executive Compensation
     Section 162(m) of the Internal Revenue Code limits the tax deductibility by a public company of compensation in excess of one million dollars paid to any of its five (5) most highly compensated executive officers. Outstanding stock options granted under Clinical Data’s 2002 Stock Option Plan and 2005 Plan will not be subject to the limitation under applicable regulations. Clinical Data’s Compensation Committee intends to use its best efforts to structure future compensation so that executive compensation paid by it is fully deductible in accordance with Section 162(m) of the Code. Clinical Data’s Compensation Committee may, however, in a particular case, approve compensation that may not be deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT
     We, the Compensation Committee of the Board of Directors of Clinical Data, Inc. have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this proxy statement.
By the Compensation Committee:
Arthur B. Malman (Chair)
Larry D. Horner
Summary Compensation Table
     The following table sets forth the information required by the SEC as to the compensation paid by us for the years ended March 31, 2008 and 2007 for services rendered in all capacities, by all persons who served as our Chief Executive Officer or Chief Financial Officer and the other two most highly compensated executive officers during the fiscal years ended March 31, 2008 and 2007 (the “named executive officers”).
Summary Compensation Table for Fiscal Years 2007 and 2008

					All Other
Name and				Option	Compensation
Principal Position	Year(1)	Salary ($)	Bonus ($)	Awards ($)(2)	($)(3)	Total ($)
Andrew J. Fromkin, Chief	2008	420,923	660,000	1,562,687	6,250	2,649,860
Executive Officer, President	2007	388,846	315,000	804,928	6,770	1,515,544
C. Evan Ballantyne, Chief	2008	246,061	210,000	275,034	4,542	735,637
Financial Officer, Senior	2007	143,846	90,000	84,626	1,523	319,995
Vice President
Caesar J. Belbel,Executive	2008	273,600	235,000	412,117	—	920,717
Vice President, Secretary,	2007	256,096	130,000	391,588	—	777,684
General Counsel
Carol R. Reed, MD,	2008	249,415	235,000	310,521	4,628	799,564
Executive Vice President	2007	221,731	90,000	167,466	4,242	483,439
and Chief Medical Officer

(1)	Our fiscal year ends on March 31.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 and 2007 fiscal years for the fair value of stock options granted to the named executive officers, in 2008 as well as prior years, in accordance with SFAS 123R. Portions of awards granted over several years are included. To see the value of awards made to named executive officers in fiscal 2008, see the Grants of Plan-Based Awards in 2008 Fiscal Year table. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. For additional information on the valuation assumptions used by the Company in calculating these amounts refer to Note 12 to Consolidated Financial Statements, filed as part of the Company’s Annual Report on Form 10-K, incorporated by reference in this proxy statement. The amounts reported in the Summary Compensation Table for these awards may not represent the amounts that the named executive officers will actually realize from the awards. Whether and to what extent, a named executive officer realizes value will depend on stock price fluctuations and the named executive officer’s continued employment. Additional information on all outstanding awards is reflected in the Outstanding Equity Awards at 2008 Fiscal Year-End table.

(3)	The amounts set forth in the All Other Compensation column for the named executive officers consist of Company contributions to the Clinical Data 401(k) Plan. In addition, with respect to Mr. Fromkin, the amounts include $1,832 in 2007 and 2008 for the annual premium for Mr. Fromkin’s life insurance policy.
Grants of Plan-Based Awards in 2008 Fiscal Year
     All stock options have been granted at exercise prices equal to the closing price of the Company’s Common Stock as quoted by Nasdaq on the date of grant or on the date immediately preceding the date of grant. In general, stock options become cumulatively exercisable in three (3) equal annual installments on the first, second and third anniversaries of the date of grant. For those grants still outstanding under Clinical Data’s 1991 Stock Option Plan, the expiration dates are between four (4) and five (5) years. For those grants issued under Clinical Data’s 2002 Stock Option Plan and 2005 Plan, the expiration date is ten (10) years from the date of grant. All stock options granted to directors, executive officers and certain of our senior management personnel pursuant to the 2005 Plan contain provisions accelerating vesting (either in the grant agreement itself or in separate employment agreements with certain of these individuals) upon a change of control of Clinical Data.

		All Other
		Option Awards:
		Number of
		Securities
		Under-lying	Exercise or Base Price	Grant Date Fair Value
		Options	of Option Awards	of Stock and Options
Name	Grant Date	(#)	($/Sh)	Awards ($) (1)
Andrew J. Fromkin	6/14/2007	120,000	14.99	1,281,050
C. Evan Ballantyne	6/14/2007	45,000	14.99	480,394
Caesar J. Belbel	6/14/2007	45,000	14.99	480,394
Carol R. Reed, MD	6/14/2007	45,000	14.99	480,394

(1)	This column shows the full grant date fair value of the stock options awarded this year in accordance with SFAS 123R. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s vesting schedule. For stock options, fair value is calculated using the Black-Scholes option pricing model on the grant date. For additional information on the valuation assumptions see Note 12 of the Consolidated Financial Statements filed, as part of the Company’s Annual Report on Form 10-K, and incorporated by reference into this proxy statement.
Executive Employment Agreements
     Mr. Fromkin and Mr. Belbel are parties to employment agreements with the Company effective May 12, 2006. Mr. Ballantyne is party to an employment agreement with the Company and Dr. Reed is party to an amended and restated employment agreement with the Company, each effective June 16, 2008. The Company’s employment agreements with its executive officers provide the following:

Positions	• Mr. Fromkin serves as the Company’s President and Chief Executive Officer. Mr. Fromkin is also serving as a director of the Company.

• Mr. Ballantyne serves as the Company’s Senior Vice President and Chief Financial Officer.

• Mr. Belbel serves as Executive Vice President, Chief Legal Officer and Secretary of the Company.

• Dr. Reed serves as Executive Vice President and Chief Medical Officer of the Company.

Salary and Bonus
•      Mr. Fromkin’s agreement provides for an annual base salary of $400,000 and a potential annual cash bonus equal to up to 200% of Mr. Fromkin’s then current annual base salary, based on whether Mr. Fromkin and the Company achieve certain goals, as determined by the Board of Directors in its sole discretion.

• Mr. Ballantyne’s agreement provides for an annual base salary of $281,215.

• Mr. Belbel’s agreement provides for an annual base salary of $260,000.

• Dr. Reed’s agreement provides for an annual base salary of $300,000.

•     The Company’s agreements with Messrs. Ballantyne and Belbel and with Dr. Reed, provide for a potential annual bonus equal to up to 100% of the executive’s then current annual base salary, based on whether the executive and the Company achieve certain goals, as determined by the Board of Directors in its sole discretion.

•     The Company’s agreements with each executive officer provide that such executive officer’s base salary shall be subject to review by the Board of Directors (or a committee thereof) and may be increased, but not decreased, from time to time by the Board of Directors.

Term	The initial terms of Messrs. Fromkin’s and Belbel’s agreements commenced on May 12, 2006 and ended on June 30, 2007. The initial terms of Mr. Ballantyne and Dr. Reed’s agreements commenced on June 16, 2008 and end on June 30, 2009. All of the Company’s executive employment agreements automatically extend following their initial term for successive one (1) year periods unless, at least ninety (90) days prior to the end of the initial terms or the then-current terms of the Agreements, the Company or the executive has notified the other that the term shall terminate upon its expiration date.

Termination	All of the Company’s executive employment agreements provide that employment may be terminated with or without cause at any time by the Company, or by the executive with or without good reason (as such terms are defined in the agreements). The payments due to the executives upon termination by the Company without cause or by the executives for good reason, include continuation of the executives’ salaries for one (1) year; continuation for one (1) year of the payment of the Company’s portion of the premiums for health and dental insurance plans; payment of pro-rata bonuses; and payment of accrued portions of the Company’s contributions to any 401(k) or similar benefit plan.

Benefits	All executives are entitled to participate in all employee benefit plans of the Company and are entitled to four (4) weeks vacation per year, with the ability to roll over up to three (3) weeks of unused vacation from any prior year. The Company has agreed to provide and maintain a life insurance policy for Mr. Fromkin, payable to his beneficiary or beneficiaries, with annual premiums not to exceed $2,000.

Covenants	The agreements contain confidentiality covenants applicable during the period of the executives’ employment and thereafter, as well as non-solicitation and non-competition covenants applicable to the executives both during and for a period of six (6) months following their employment with the Company in the case of Messrs. Fromkin and Belbel, and for a period of twelve (12) months following their employment with the Company in the case of Mr. Ballantyne and Dr. Reed.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised
	Options		Options
	(in #’s)		(in #’s)		Option Exercise	Option Expiration
Name	Exercisable		Unexercisable		Price ($)	Date
Andrew J. Fromkin	2,000	(1)	—		15.00	9/6/08
	75,000	(2)	—		11.93	10/17/15
	279,138	(3)	178,040	(3)	12.37	5/12/16
	2,651		5,304	(4)	10.73	6/22/16
	—		120,000	(5)	14.99	6/14/17

C. Evan Ballantyne	25,000	(6)	50,000	(6)	8.65	8/7/16
	—		45,000	(7)	14.99	6/14/17

Caesar J. Belbel	1,059	(8)	—		3.21	5/7/13
	12,000	(9)	—		14.23	9/23/15
	75,000	(2)	—		11.93	10/17/15
	30,000	(10)	60,000	(10)	12.37	5/12/16
	1,515	(11)	3,030	(11)	10.73	6/22/16
	—		45,000	(12)	14.99	6/14/17

Carol R. Reed, M.D.	975	(13)	—		133.54	6/9/11
	146	(14)	—		46.15	10/14/11
	975	(15)	—		46.97	12/31/11
	4,778	(16)	—		26.25	12/6/13
	1,920	(17)	128	(17)	38.36	4/25/14
	895	(18)	2,072	(18)	22.57	1/5/15
	5,319	(19)	2,072	(19)	22.57	1/5/15
	12,000	(20)	6,000	(20)	11.93	10/17/15
	6,656	(21)	4,000	(21)	11.93	12/23/15
	15,000	(22)	30,000	(22)	12.37	5/12/16
	—		45,000	(23)	14.99	6/14/17

(1)	Granted on September 6, 2005 and fully exercisable on the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Mr. Fromkin’s employment by the Company without cause or by Mr. Fromkin for good reason.

(2)	Granted on October 17, 2005, and amended to become fully exercisable on and after May 12, 2006. These options become fully exercisable on a change of control of the Company, or as a result of the termination of the executive’s employment by the Company without cause or by the executive for good reason.

(3)	Granted on May 12, 2006, and, as to 231,773 options, ratified on September 21, 2006, with all options vesting in 36 equal monthly installments beginning one (1) month after the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Mr. Fromkin’s employment by the Company without cause or by Mr. Fromkin for good reason.

(4)	Granted on June 22, 2006, and ratified on September 21, 2006, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Mr. Fromkin’s employment by the Company without cause or by Mr. Fromkin for good reason.

(5)	Granted on June 14, 2007, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Mr. Fromkin’s employment by the Company without cause or by Mr. Fromkin for good reason.

(6)	Granted on August 7, 2006, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Mr. Ballantyne’s employment by the Company without cause or by Mr. Ballantyne for good reason.

(7)	Granted on June 14, 2007, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Mr. Ballantyne’s employment by the Company without cause or by Mr. Ballantyne for good reason.

(8)	22,500 stock options granted on May 7, 2003, with one-third of the options vested cumulatively on each of the first three (3) anniversaries of the date of grant. In fiscal 2006 and 2008, Mr. Belbel exercised 11,250 and 10,191 options, respectively, leaving the balance shown above. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Mr. Belbel’s employment by the Company without cause or by Mr. Belbel for good reason.

(9)	Granted on September 23, 2005, and amended to become fully exercisable on and after May 12, 2006. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Mr. Belbel’s employment by the Company without cause or by Mr. Belbel for good reason.

(10)	Granted on May 12, 2006, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Mr. Belbel’s employment by the Company without cause or by Mr. Belbel for good reason.

(11)	Granted on June 22, 2006, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Mr. Belbel’s employment by the Company without cause or by Mr. Belbel for good reason.

(12)	Granted on June 14, 2007, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Mr. Belbel’s employment by the Company without cause or by Mr. Belbel for good reason.

(13)	Granted on June 11, 2001. These options were fully vested as of June 10, 2005. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Dr. Reed’s employment by the Company without cause or by Dr. Reed for good reason.

(14)	Granted on October 16, 2001, with one-fifth of the options vesting immediately, and the remaining options vesting one-fifth cumulatively on each of the first four (4) anniversaries of the date of the grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Dr. Reed’s employment by the Company without cause or by Dr. Reed for good reason.

(15)	Granted on January 2, 2002, with one-fifth of the options vesting immediately, and the remaining options vesting one-fifth cumulatively on each of the first four (4) anniversaries of the date of the grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Dr. Reed’s employment by the Company without cause or by Dr. Reed for good reason.

(16)	Granted on December 9, 2003, with one-fifth of the options vesting immediately, and the remaining options vesting one-fifth cumulatively on each of the first four (4) anniversaries of the date of the grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Dr. Reed’s employment by the Company without cause or by Dr. Reed for good reason.

(17)	Granted on April 27, 2004, with 31% vesting on the first anniversary of the date of grant, 6% vesting on the second anniversary of the date of grant, and 21% vesting cumulatively on the third, fourth and fifth anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Dr. Reed’s employment by the Company without cause or by Dr. Reed for good reason.

(18)	Granted on January 7, 2005, with 18% vesting immediately, 43% vesting on the first anniversary of the date of grant, and 13% vesting cumulatively on the second, third and fourth anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Dr. Reed’s employment by the Company without cause or by Dr. Reed for good reason.

(19)	Granted on January 7, 2005, with 12% vesting immediately, 7% vesting on the first anniversary of the date of grant, and 27% vesting cumulatively on the second, third and fourth anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Dr. Reed’s employment by the Company without cause or by Dr. Reed for good reason.

(20)	Granted on October 17, 2005, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Dr. Reed’s employment by the Company without cause or by Dr. Reed for good reason.

(21)	Granted on December 23, 2005, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Dr. Reed’s employment by the Company without cause or by Dr. Reed for good reason.

(22)	Granted on May 12, 2006, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Dr. Reed’s employment by the Company without cause or by Dr. Reed for good reason.

(23)	Granted on June 14, 2007, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Dr. Reed’s employment by the Company without cause or by Dr. Reed for good reason.
Option Exercises and Stock Vested in Fiscal Year 2008

	Option Awards
	Number of Shares Acquired on	Value
Name	Exercise (#)	Realized on Exercise ($)
Andrew J. Fromkin	—	—
C. Evan Ballantyne	—	—
Caesar J. Belbel	10,191	196,976
Carol R. Reed, M.D.	5,000	41,317
TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
     Under the terms of their respective employment agreements with the Company, if the Company terminates an executive’s employment without cause, or if the executive terminates his or her employment for good reason, the

Company must pay the executive: (1) all unpaid salary up to the date of termination, any earned but unpaid bonuses, any unreimbursed expenses and any other payments and benefits to which the executive may be entitled under the Company’s benefit plans; (2) a pro-rated bonus amount for the year of the executive’s termination; (3) the executive’s then current base salary on a continuous basis for the twelve (12) months following the date of termination; and (4) all premiums for health and other benefits during the twelve (12) month period following the date of termination. Additionally, if the executive’s employment is terminated without cause or by the executive for good reason, or if a change of control of the Company occurs during the executive’s employment, all of the executive’s outstanding unvested options become fully vested and, in the case of Messrs. Fromkin and Belbel, the post-termination exercise period will be extended for a period equal to the shorter of (i) ten (10) years, or (ii) the remaining term of the options, and in the case of Mr. Ballantyne and Dr. Reed, the post-termination exercise period will be extended for a period equal to the shorter of (i) three (3) years, or (ii) the remaining term of the options.
     To the extent that any payments due to an executive on the termination of their employment with the Company (the “Post-termination Payments”) are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, and to the extent that the Post-termination Payments exceed four (4) times the “base amount” (as such term is defined in Section 280G(d)(2) of the Code), then the Company will make an additional (“gross-up”) payment to the executive so that, the net amount retained by the executive shall be equal to the original amount of the Post-termination Payments after deduction of the excise tax, any federal, state and local income and employment tax and excise tax on the gross-up payment, but before deduction for any federal, state or local income and employment tax on the Post-termination Payments. However, to the extent that the Post-termination Payments do not exceed four (4) times the “base amount,” then the Post-termination Payments will be reduced to the extent necessary to avoid imposition of the excise tax. Any amounts reduced shall be irrevocably forfeited by the executive and he shall have no further rights to receive them.
     The agreements contain a confidentiality covenant applicable during the period of the executive’s employment or at any time thereafter, as well as non-solicitation and non-competition covenants applicable to the executive both during and for a period of, in the case of Messrs. Fromkin and Belbel, six (6) months following the executive’s employment with the Company, and in the case of Mr. Ballantyne and Dr. Reed, twelve (12) months following the executive’s employment with the Company.
     The amounts (in addition to those shown in the Summary Compensation Table) that would have been payable to an executive under the agreements described above if a termination or change in control had occurred on March 31, 2008 are as follows:

	Andrew J. Fromkin	C. Evan Ballantyne	Caesar J. Belbel	Carol R. Reed
Salary ($/# of months)	$416,000/12	$123,000/6	$270,400/12	$250,000/12
Twelve months’ health and other benefits	$12,840	N/A	$4,868	$4,868
Acceleration of options	$2,442,901	$552,641	$671,711	$504,996
Tax gross-up	N/A	N/A	N/A	N/A
DIRECTOR COMPENSATION IN FISCAL YEAR 2008
     Our directors who are not our employees or consultants receive compensation for their services as directors as follows:

Title	Cash Compensation	Equity Compensation (see below)
Chairman	$60,000 per year	30,000 stock options
Director	$30,000 per year	15,000 stock options

     The portion of fees paid in cash is paid quarterly in arrears (approximately at the end of each fiscal quarter). The portion of fees paid in equity was granted on September 25, 2007, the date of the 2007 Annual Meeting of Stockholders, with an exercise price of $23.03, which was the closing price of our common stock on the date of grant. One-half of the equity portion is fully vested upon grant, with the remainder to vest on September 25, 2008, the anniversary date of the 2007 Annual Meeting of Stockholders. In addition, we pay a $1,000 per meeting cash compensation fee for members of the Audit Committee, to be paid quarterly in arrears with all other cash compensation.
     Outside directors are given a choice of the method for receipt of their Board compensation. For the portion of fees paid in cash, instead of cash payments, directors may choose to receive all or any part of their cash compensation to be paid in a calendar year in the form of deferred stock units, so long as they make a deferral election prior to December 31 of the prior year. Deferred stock units allow directors to defer payment of their cash compensation (and taxes on such compensation) until the earlier date that is at least two (2) years from the date of grant, their retirement from the Board, or their death or disability. At the time of payment, the director will receive shares of our common stock in an amount equal to the number of shares that would have been purchased on the date of grant of the deferred stock units. We grant deferred stock units to directors who have chosen this method of compensation on the date that we otherwise make cash payments for director fees (approximately the end of each fiscal quarter). No director elected to receive deferred stock units in the fiscal year ending March 31, 2008.
     For the portion of fees paid in equity, directors may choose to receive all or any part of such compensation in the form of stock options, restricted stock or restricted stock units. Such equity portion of the directors’ compensation was issued on October 1, 2007, with one-half of such awards being fully-vested on the date of issuance with the remainder vesting on October 1, 2008, the anniversary date of the date of issuance. If a director chose to receive such equity compensation in the form of stock options, such options are granted at an exercise price equal to $23.03 per share, the fair market value of our common stock quoted by the Nasdaq on the date of grant. If a director chose to receive such equity compensation in the form of restricted stock or restricted stock units, we used the Black-Scholes option pricing model to grant to the director that number of shares of restricted stock or restricted stock units that was equal to the value of 15,000 stock options (or 30,000 stock options in the case of the Chairman) on such date. Like deferred stock units, restricted stock units allow a director to defer the payment of shares of our common stock (and taxes on such compensation) until the earlier of a date that is a least two (2) years from the date of grant, their retirement from the Board, or their death or disability. With restricted stock units, the award must vest prior to the director having any right to have the underlying shares issued, and, if a director were to terminate his or her Board service prior to full vesting, we would not be obligated to issue any shares under a restricted stock unit to the extent that the restricted stock unit had not vested at such time. The vesting of all equity compensation will accelerate upon a change in control of Clinical Data. In fiscal 2008, Messrs. Kirk and Malman chose to receive their equity compensation in the form of 20,460 shares of restricted stock for Mr. Kirk, and 10,230 shares of restricted stock for Mr. Malman. Messrs. Horner and Wallace and Dr. Sobel, each chose to receive his equity compensation in fiscal 2008 in the form of 15,000 stock options.
     The following table shows the amounts paid to non-employee directors in fiscal 2008:

		Restricted
	Fees Earned or	Stock Awards
Name	Paid in Cash ($)	($)(1)	Option Awards ($)(2)	Total ($)
Randal J. Kirk, Chair	60,000	394,713	—	454,713
Larry D. Horner	34,000	—	203,991	237,991
Arthur B. Malman	34,000	197,356	—	231,356
Burton E. Sobel MD	34,000	—	203,991	237,991
Richard J. Wallace	7,500	—	178,406	185,906

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of restricted stock awards granted to directors in 2008 as well as prior years. In fiscal 2008, Messrs. Kirk and Malman received 20,460 and 10,230 shares of restricted stock, respectively.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock options granted to directors, in 2008 as well as prior years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. For additional information on the valuation assumptions used by the Company in calculating these amounts refer to Note 12 to Consolidated Financial Statements, filed as part of the Company’s Annual Report on Form 10-K, incorporated by reference in this proxy statement. For fiscal 2008, Mr. Horner, Dr. Sobel and Mr. Wallace each elected to receive options to purchase 15,000 shares, for which the grant date fair value was approximately $10.68 per share.
PROPOSAL 2
AMENDMENT OF AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN
General
     In 2005, our Board of Directors approved the 2005 Equity Incentive Plan which our stockholders adopted and approved on October 6, 2005 at the 2005 Annual Meeting of Stockholders. At our 2006 Annual Meeting of Stockholders, we amended and restated the 2005 Equity Incentive Plan to increase the aggregate number of shares issuable pursuant to the 2005 Plan from 1,000,000 shares to 2,000,000 shares and to increase the maximum number of shares that may be granted pursuant to awards under the 2005 Plan to any participant in any tax year from 150,000 shares to 500,000 shares. As approved by our stockholders and as a result of our 3-for-2 stock split, which we effected on October 1, 2007, the total number of shares that we may issue under the 2005 Plan is now 3,000,000 shares, subject to adjustment for any future stock splits and similar capital changes. As of July 25, 2008, 96,284 shares remained available for future issuances under the 2005 Plan.
Proposed Amendment to the 2005 Plan
     On June 10, 2008, our Board of Directors approved amendments to the 2005 Plan, subject to stockholder approval, to increase the number of shares issuable under the 2005 Plan by an additional 1,600,000 shares from 3,000,000 shares to 4,600,000 shares.
     We need additional shares of common stock for use under the 2005 Plan to ensure that a sufficient number of shares of common stock are available for awards to eligible persons in the future and to comply with Nasdaq Stock Market listing standards related to equity compensation. We also require stockholder approval of this increase in order to ensure that all such shares of common stock issued pursuant to awards under the 2005 Plan may be treated as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”). If this proposed amendment is not approved by the stockholders, no grants of awards will be made under the 2005 Plan once awards covering the shares of our common stock currently available under the 2005 Plan are granted. The proceeds we receive from the exercise of options under the 2005 Plan are used for our general corporate purposes.
Description of the 2005 Plan
     The proposed text of the amended 2005 Plan is attached to this proxy statement as Annex A. The following description of the 2005 Plan is qualified in its entirety by reference to the text of the 2005 Plan.
Purposes of the 2005 Plan
     The purposes of the 2005 Plan are: (a) to attract, retain, and provide additional incentives to highly competent employees, directors, and consultants; and (b) to promote the success of our business.
Administration
     The 2005 Plan is administered by our Compensation Committee. The Compensation Committee is at all times composed of two or more members of our Board of Directors who are not our employees or consultants. The 2005 Plan gives the Compensation Committee discretion to make awards under the 2005 Plan, to set the terms of award agreements (including the type and amount of any award), to establish rules for the interpretation and administration of the 2005 Plan), and to make other determinations and take other actions consistent with the terms and purposes of the 2005 Plan.

     The Compensation Committee may delegate to one or more of our executive officers the authority to select individuals (other than executive officers) to receive awards under the 2005 Plan and to determine the amount and types of awards granted to individuals who are selected.
Eligibility
     Any employee of ours or our affiliates, any consultant whom the Compensation Committee determines is significantly responsible for our success and future growth and profitability, and any member of our Board of Directors, will be eligible to receive awards under the 2005 Plan. This group currently includes 6 directors, approximately 332 employees, and consultants.
Shares Available for Awards
     If the amendments to the 2005 Plan are approved, four million six hundred thousand (4,600,000) shares of our common stock will be reserved for awards under the 2005 Plan. No more than 50% of the reserved shares may be granted under awards other than stock options and stock appreciation rights (each as described below). In general, shares reserved for awards that lapse or are canceled will be added back to the pool of shares available for awards under the 2005 Plan. Awards other than stock options, stock appreciation rights, and restricted stock may be settled in media other than common stock, such as cash.
     The 2005 Plan authorizes the Compensation Committee to adjust the number of shares available for awards (up or down) in response to changes in the number of outstanding shares of our common stock, such as dividends payable in stock, stock splits, combinations, and reclassifications. Also, in response to certain extraordinary events (such as extraordinary dividends or a merger or spinoff), the Compensation Committee may provide for cash payments or award substitutions to reflect consideration received by stockholders.
Vesting and Performance Objectives
     Awards under the 2005 Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the Compensation Committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of “Performance Objectives” (as described below), or a combination of both. The Compensation Committee also has authority to provide for accelerated vesting upon occurrence of an event such as a change in control.
     Performance Objectives selected by the Compensation Committee as vesting conditions must be based on one of more of the following general financial and/or operational objectives:
•	increasing net sales;

•	achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per share);

•	achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits;

•	achieving a target return on capital, assets, or stockholders’ equity;

•	maintaining or achieving a target level of appreciation in the price of our common stock;

•	increasing market share to a specified target level;

•	achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

•	achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

•	achieving specified reductions in costs or increases in productivity;

•	achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts;

•	expanding one or more products or services into one or more new markets;

•	acquiring a prescribed number of new customers or level of sales or profits in a line of business;

•	achieving a prescribed level of productivity within a business unit or service area; and

•	completing specified projects within or below the applicable budget.
     Each of the Performance Objectives may relate to performance or achievements with respect to us, an affiliate of ours, or a related business unit.
     Approval of the amendment to the 2005 Plan does not include approval of the above list of possible Performance Objectives, as such list was approved by the stockholders upon approval of the 2005 Equity Incentive Plan in 2005. However, the possible Performance Objectives and other terms of awards of performance-based restricted stock or restricted stock units are subject to reapproval by our stockholders at the first stockholder meeting in 2010. If the Performance Objectives and other terms are not reapproved, the Compensation Committee will not be authorized to grant performance-based restricted stock or restricted stock units after that meeting.
Types of Awards
     The 2005 Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:
     Stock Options. Stock options granted under the 2005 Plan may be either incentive stock options, or ISOs, which are intended to satisfy the requirements of Section 422 of the Code, or nonstatutory stock options, known as NSOs, which are not intended to meet those requirements.
     The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and the term may not be longer than 10 years. If an ISO is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term may not be longer than five years. The 2005 Plan prohibits repricing of outstanding stock options.
     Award agreements for stock options may include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. If an award agreement does not have rules for exercise after termination of service, the stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.
     Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised. Under the 2005 Plan, all stock appreciation rights must be settled in common stock.
     Award agreements for stock appreciation rights may include rules for exercise of the stock appreciation rights after termination of service. If an award agreement does not have rules for exercise after termination of service, the stock appreciation rights will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.
     Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.
     During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, depending on the applicable award agreement, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.
     Restricted Stock Units. A restricted stock unit entitles the grantee to receive common stock, or cash (or other property) based on the value of common stock, after a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit is forfeited. The Compensation Committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividends on the underlying common stock.
     Other Equity-Based Awards. The 2005 Plan also authorizes the Compensation Committee to grant other types of equity-based compensation. For example, the Compensation Committee may grant shares of common stock upon the achievement of Performance Objectives.
Nontransferability
     In general, awards under the 2005 Plan may not be assigned or transferred except by will or the laws of descent and distribution. However, the Compensation Committee may allow the transfer of NSOs to members of a 2005 Plan participant’s immediate family or to a trust, partnership, or corporation in which the parties in interest are limited to the participant and members of the participant’s immediate family.
Amendment and Termination
     Our Board of Directors or the Compensation Committee may amend, alter, suspend, or terminate the 2005 Plan at any time. If necessary to comply with any applicable law (including stock exchange rules), we will first obtain stockholder approval, and/or will not implement an amendment until such approval is obtained.
     Amendments, alterations, suspensions, and termination of the 2005 Plan generally may not impair a participant’s (or a beneficiary’s) rights under an outstanding award. However, rights may be impaired (a) if necessary to comply with an applicable law or accounting principles (including a change in the law or accounting principles); (b) pursuant to a written agreement with the participant; or (c) during the resolution or in recognition of unusual or nonrecurring events.
Effective Date and Duration
     The 2005 Plan’s effective date is July 27, 2005. Unless it is terminated sooner, the 2005 Plan will terminate upon the earliest of (a) July 27, 2015; (b) the 10th anniversary of the date the 2005 Plan was approved by our stockholders; or (c) the date all shares available for issuance under the 2005 Plan have been issued and vested.
Federal Income Tax Consequences
     The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2005 Plan, based on the current provisions of the Code and regulations, are as follows:
Grant, Exercise, and Lifting of Restrictions
     The grant of a stock option will have no tax consequences to the recipient or to us or our affiliates. In general, upon the exercise of an ISO, the employee will not recognize income and the employer will not be entitled to a tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date over the exercise price is included in the employee’s income for purposes of the alternative minimum tax.
     Upon the exercise of a NSO, the employee (or consultant or director, as applicable) will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and we (or the affiliate that granted the option) will generally be entitled to a tax deduction in the same amount. If the acquired shares are restricted stock (i.e., they are not transferable and are subject to a substantial risk of forfeiture), the tax consequences for restricted stock (described below) will apply.

     If an employee (or consultant or director) transfers NSOs to members of his or her immediate family or to a trust, partnership, or corporation (as described above), the transfer will not be a taxable event. Upon the exercise of the NSOs (by the family member, trust, partnership, or corporation), the employee (or consultant or director) will recognize ordinary income.
     The grant of a stock appreciation right will have no tax consequences to the recipient or to us or our affiliates. Upon the exercise of a stock appreciation right, the employee (or consultant or director, as applicable) will recognize ordinary income equal to the received shares’ fair market value on the exercise date, and we (or the affiliate that granted the right) will generally be entitled to a tax deduction in the same amount.
     In general, the grant of restricted stock, a restricted stock unit, or another equity award will have no tax consequences to the recipient or to us or our affiliates. When the award is settled (or, in the case of restricted stock, when the restrictions are lifted), the employee (or consultant or director, as applicable) will recognize ordinary income equal to the excess of (1) the applicable shares’ fair market value on the date the restrictions are lifted over (2) the amount, if any, paid for the shares by the employee (or consultant or director); we (or the affiliate that granted the award) will generally be entitled to a tax deduction in the same amount. If the award is settled in cash or other property, the employee (or consultant or director) will recognize ordinary income equal to the net amount received, and we (or the affiliate that granted the award) will generally be entitled to a tax deduction in the same amount). The grantee of a restricted stock award may elect to be taxed on the date of grant by filing a “Section 83(b) election” rather than on the date when the restrictions are lifted.
Sale of Shares
     When an employee (or director or consultant) sells shares received under any award other than an ISO, the employee (or director or consultant) will recognize capital gain or loss equal to the difference between the sale proceeds and the employee’s (or director’s or consultant’s) basis in the shares. In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lifting of restrictions, in the case of restricted stock) plus any amount paid for the shares.
     When an employee disposes of ISO shares, the difference between the amount realized by the employee and the exercise price will generally constitute a capital gain or loss, as the case may be. However, if the employee does not hold the ISO shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, then: (1) the excess of the ISO shares’ fair market value on the exercise date over the exercise price will generally be treated as ordinary income for the employee; (2) the difference between the sale proceeds and the ISO shares’ fair market value on the exercise date will be treated as a capital gain or loss for the employee; and (3) the employer will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee.
Deduction Limits
     In general, a corporation is denied a deduction for any compensation paid to its chief executive officer or to any of its four most highly compensated officers (other than the chief executive officer) to the extent that the compensation paid to the officer exceeds $1,000,000 in any year. “Performance-based compensation” is not subject to this deduction limit. The 2005 Plan permits the grant of awards that qualify as performance-based compensation—such as restricted stock and restricted stock units that are conditioned on achievement of one or more Performance Objectives, and stock options and stock appreciation rights—and of awards that do not so qualify—such as restricted stock and restricted stock units that are not conditioned on achievement of Performance Objectives.
Awards Not Nonqualified Deferred Compensation
     Awards under the 2005 Plan are not intended to be nonqualified deferred compensation. The 2005 Plan provides for the Compensation Committee to administer, interpret, and construe the 2005 Plan in a manner that does not give rise to tax liability under Section 409A of the Code.

New 2005 Plan Benefits
     As described above, the Compensation Committee has full discretion over the selection of employees, directors, and consultants to receive awards under the 2005 Plan and the amount and type of awards granted. Therefore, the benefits under the 2005 Plan that will be received by an individual or group are not determinable. On July 15, 2008, the closing price of our common stock on the Nasdaq Global Market was $ 14.35 per share.
     The following table presents information with respect to options and restricted stock granted under the 2005 Plan since its adoption through June 30, 2008 to:
•	the named executive officers

•	all current executive officers as a group

•	all current non-employee directors as a group

•	the nominees for director, and

•	all non-current non-executive officer employees as a group

Name	Stock Option Awards
Andrew J. Fromkin	759,728
President and Chief Executive Officer

C. Evan Ballantyne	95,000
Senior Vice President and Chief Financial Officer

Caesar J. Belbel	264,545
Executive Vice President, Chief Legal Officer and Secretary

Carol R. Reed, M.D.	195,000
Executive Vice President and Chief Medical Officer

Current Executive Officers (4 persons) (1)	1,314,273

Current Non-Employee Directors (5 persons) (2)	177,990

Nominees for Director (6 persons) (3)	937,718

All Non-Current Non-Executive Officer Employees (136 persons)	1,808,333

(1)	Consists of Messrs. Fromkin, Ballantyne and Belbel and Dr. Reed.

(2)	Consists of Mr. Horner, Mr. Kirk, Mr. Malman, Dr. Sobel and Mr. Wallace.

(3)	Consists of Mr. Fromkin, Mr. Horner, Mr. Kirk, Mr. Malman, Dr. Sobel and Mr. Wallace.

Equity Compensation Plan Information
          Clinical Data had authorized common stock for issuance under equity compensation plans as follows as of March 31, 2008:

Number of securities remaining
	Number of securities to be		available for future issuance under
	issued upon exercise of	Weighted-average exercise	equity compensation plans (excluding
Plan Category	outstanding options	price of outstanding options	securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,539,000	$14.53	538,000

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	2,539,000	$14.53	538,000
THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE
PROPOSAL TO AMEND THE 2005 PLAN.

AUDIT COMMITTEE REPORT
     The following is the report of the Audit Committee with respect to Clinical Data’s audited financial statements for the year ended March 31, 2008.
     The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee Clinical Data’s accounting and financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the committee. The Audit Committee is comprised entirely of independent directors as defined by applicable Nasdaq Stock Market standards.
     Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an independent integrated audit of our consolidated financial statements and the effectiveness of internal controls over financial reporting in accordance with the standards established by the Public Company Accounting and Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor this process. The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP, our independent registered public accounting firm.
     In the course of its oversight of Clinical Data’s financial reporting process, the Audit Committee of the Board of Directors has:
•	reviewed and discussed with management and Deloitte & Touche LLP Clinical Data’s audited financial statements for the fiscal year ended March 31, 2008;

•	reviewed and discussed with management and Deloitte & Touche LLP the effectiveness of internal control over financial reporting as of March 31, 2008;

•	discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended;

•	received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

•	reviewed with management and Deloitte & Touche Clinical Data’s critical accounting policies;

•	discussed with Deloitte & Touche any relationships that may impact their objectivity and independence; and

•	considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining independence.
     Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in Clinical Data’s Annual Report on Form 10-K for the year ended March 31, 2008 for filing with the Securities and Exchange Commission.

By the Audit Committee, Larry D. Horner, Chair Arthur B. Malman Burton E. Sobel, M.D.

Audit Fees
     Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) an independent registered public accounting firm, audited our financial statements for the year ended March 31, 2008. The Board of Directors has appointed Deloitte & Touche to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2009. Representatives of Deloitte & Touche are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.
     The aggregate fees for the audit and other services provided by Deloitte & Touche for the fiscal years 2008 and 2007 are as follows:

	2008	2007
Audit Fees (1)	$734,591	$656,689
Audit-Related Fees (2)	$162,774	$52,782
Tax Fees (3)	$126,964	$116,453
Total	$1,024,329	$825,924

(1)	Audit fees represent fees for professional services provided in connection with the integrated audit of our consolidated financial statements and effectiveness of internal controls over financial reporting and review of our quarterly financial statements and the statutory audits of our foreign subsidiaries.

(2)	Audit-related fees represent payments for due diligence services provided in connection with certain business combinations and services provided in connection with regulatory filings.

(3)	Tax fees represent fees for services rendered to us for tax compliance services and related consultations.
     Our Audit Committee has adopted procedures requiring the pre-approval of all non-audit (including tax) services performed by the independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.
     The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the Securities and Exchange Commission and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.
     All of the non-audit services rendered by Deloitte & Touche with respect to the 2008 fiscal year were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The firm of Deloitte & Touche LLP, an independent registered public accounting firm, has audited our financial statements for the each of the years ending March 31, 2008, 2007, 2006, 2005 and 2004. Our Audit Committee has appointed them to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2009. Detailed disclosure of the audit and tax fees we paid to Deloitte & Touche in 2008 and 2007 may be found on page 28 of this proxy statement. Based on these disclosures and information in the Audit Committee Report on page 27 of this proxy statement, our audit committee is satisfied that our accountants are sufficiently independent of management to perform their duties properly. Although not legally required to do so, our Board considers it desirable to seek, and recommends, shareholder ratification of our selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Clinical Data and our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE
PROPOSAL TO RATIFY THE CHOICE OF DELOITTE & TOUCHE LLP AS CLINICAL DATA’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Other Matters
     The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.
SHAREHOLDER MATTERS
Shareholder Recommendations for Director Nominations
     Any shareholder wishing to recommend a director candidate for consideration by the Nominating and Governance Committee should provide the following information to the Chair of the Nominating and Governance Committee, Clinical Data, Inc., One Gateway Center, Suite 702, Newton, Massachusetts 02458: (a) a brief statement outlining the reasons the nominee would be an effective director for Clinical Data; (b) (i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation or employment of the candidate for the past five (5) years, as well as information about any other board of directors and board committee on which the candidate has served during that period, (iii) the number of shares of Clinical Data stock, if any, beneficially owned by the candidate and (iv) details of any business or other significant relationship the candidate has ever had with Clinical Data; and (c) (i) the shareholder’s name and record address and the name and address of the beneficial owner of Clinical Data shares, if any, on whose behalf the proposal is made and (ii) the number of shares of Clinical Data stock that the shareholder and any such other beneficial owner beneficially own. The Committee may seek further information from or about the shareholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the shareholder and between the candidate and any such other beneficial owner.
Deadline for Stockholder Proposals and Director Nominations
     In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2009 annual meeting of stockholders, it must be received by us at our principal executive offices as is listed as our primary executive offices in our periodic reports under the Securities Exchange Act of 1934 no later than March 31, 2009.
     In addition, our bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give advance written notice to our Secretary no later than June 25, 2009 (assuming the 2008 annual meeting of stockholders is held on September 23, 2008).

Expenses of Solicitation
     We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by officers and any of our regular employees in person or by telephone, facsimile and e-mail. We may also hire a proxy solicitation company to assist us in the distribution of proxy materials and the solicitations of proxies.

Annex A
Clinical Data, Inc.
Amended and Restated 2005 Equity Incentive Plan
ARTICLE 1.

Background and Purpose of the Plan
     1.1. Background. This Amended and Restated 2005 Equity Incentive Plan (the “Plan”) permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and other equity-based awards.
     1.2. Purpose. The purposes of the Plan are (a) to attract and retain highly competent persons as Employees, Directors, and Consultants of the Company; (b) to provide additional incentives to such Employees, Directors, and Consultants; and (c) to promote the success of the business of the Company.
     1.3. 2002 Plan. The Clinical Data, Inc. 2002 Incentive and Stock Plan (the “Prior Plan”) shall remain in effect in accordance with its terms, and further option grants may be made under the Prior Plan after the Effective Date. The adoption of this Plan as of the Effective Date shall not affect the Prior Plan or the terms of any option granted under the Prior Plan either before or after the Effective Date.
     1.4. Eligibility. Service Providers who are Employees, Consultants determined by the Committee to be significantly responsible for the success and future growth and profitability of the Company, or Directors are eligible to be granted Awards under the Plan. However, Incentive Stock Options may be granted only to Employees.
     1.5. Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.
ARTICLE 2.
Share Limits
     2.1. Shares Subject to the Plan.
          (a) Share Reserve. Subject to adjustment under Section 2.3 of the Plan, four million (4,600,000) Shares shall be initially reserved for issuance pursuant to Awards made under the Plan. All of the available Shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.
          (b) Shares Counted Against Limitation. If an Award is exercised, in whole or in part, by delivery or attestation of Shares under Section 5.4(b), or if the tax withholding obligation is satisfied by withholding Shares under Section 10.7(b), the number of Shares deemed to have been issued under the Plan (for purposes of the limitation set forth in this Section 2.1) shall be the number of Shares that were subject to the Award or portion thereof so exercised and not the net number of Shares actually issued upon such exercise.
          (c) Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part, then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.
          (d) Limitation on Full-Value Awards. Not more than five hundred thousand (500,000) of the total number of Shares reserved for issuance under the Plan (as adjusted under Section 2.3) may be granted or sold as Awards of Restricted Stock, Restricted Stock Units, unrestricted grants of Shares, and other Awards (“full-value Awards”) whose intrinsic value is not solely dependent on appreciation in the price of Shares after the date of grant. Options and Stock Appreciation Rights shall not be subject to, and shall not count against, the limit described in the preceding sentence. If a full-value Award expires, is forfeited, or otherwise lapses as described in Section 2.1(c), the

Shares that were subject to the Award shall be restored to the total number of Shares available for grant or sale as full-value Awards.
          (e) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or advisors of such Acquired Company with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 2.1(a) and 2.2.
     2.2. Individual Share Limit. In any Tax Year, no Service Provider shall be granted Awards with respect to more than five hundred thousand (500,000) Shares. The limit described in this Section 2.2 shall be construed and applied consistently with Section 162(m) of the Code, except that the limit shall apply to all Service Providers.
          (a) Awards not Settled in Shares. If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.2.
          (b) Canceled Awards. Any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant set forth in this Section 2.2.
     2.3. Adjustments.
          (a) In the event that there is any dividend or distribution payable in Shares, or any stock split, reverse stock split, combination or reclassification of Shares, or any other similar change in the number of outstanding Shares, then the maximum aggregate number of Shares available for Awards under Section 2.1 of the Plan, the maximum number of Shares issuable to a Service Provider under Section 2.2 of the Plan, and any other limitation under this Plan on the maximum number of Shares issuable to an individual or in the aggregate shall be proportionately adjusted (and rounded down to a whole number) by the Committee as it deems equitable in its discretion to prevent dilution or enlargement of the rights of the Participants. The Committee’s determination with respect to any such adjustments shall be conclusive.
          (b) In the event that there is any extraordinary dividend or other distribution in respect of the Shares, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, spin-off or other extraordinary event, then the Committee shall make provision for a cash payment, for the substitution or exchange of any or all outstanding Awards or a combination of the foregoing, based upon the distribution or consideration payable to holders of the Shares in respect of such event or on such other terms as the Committee otherwise deems appropriate.
ARTICLE 3.
Administration of the Plan
     3.1. Administrator. The Plan shall be administered by the Committee.
     3.2. Powers of the Committee. Subject to the provisions of the Plan, Applicable Law, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (c) to determine the number of Shares to be covered by each Award granted hereunder; (d) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (e) to approve forms of Award Agreements; (f) to determine, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (g) to construe and interpret the terms of the Plan and Award Agreements; (h) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 12.1 of the Plan; (j) to authorize withholding arrangements pursuant to Section 10.7(b) of the Plan; (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; and

(l) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.
     3.3. Compliance with Applicable Law. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Section 409A of the Code, as determined by the Committee.
     3.4. Effect of Committee’s Decision and Committee’s Liability. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. Neither the Committee nor any of its members shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.
     3.5. Delegation to Executive Officers. To the extent permitted by Applicable Law, the Board may delegate to one or more Executive Officers the powers: (a) to designate Service Providers who are not Executive Officers as eligible to participate in the Plan; and (b) to determine the amount and type of Awards that may be granted to Service Providers who are not Executive Officers.
     3.6. Awards may be Granted Separately or Together. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.
ARTICLE 4.
Vesting and Performance Objectives
     4.1. General. The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.
     4.2. Period of Absence from Providing Substantial Services. To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement provides otherwise.
     4.3. Performance Objectives.
          (a) Possible Performance Objectives. Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved. The Performance Objectives with respect to any Award may be one or more of the following General Financial and/or Operational Objectives, as established by the Committee in its sole discretion:
               (i) General Financial Objectives:
•	Increasing the Company’s net sales

•	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per Share)

•	Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate, or a business unit

•	Achieving a target return on the Company’s (or an Affiliate’s) capital, assets, or stockholders’ equity

•	Maintaining or achieving a target level of appreciation in the price of the Shares

•	Increasing the Company’s (or an Affiliate’s) market share to a specified target level

•	Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period

•	Achieving a level of Share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period

•	Achieving specified reductions in costs

•	Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts
               (ii) Operational Objectives:
•	Expanding one or more products into one or more new markets

•	Acquiring a prescribed number of new customers in a line of business

•	Achieving a prescribed level of productivity within a business unit

•	Completing specified projects within or below the applicable budget
          (b) Stockholder Approval of Performance Objectives. The list of possible Performance Objectives set forth in Section 4.3(a), above, and the other material terms of Awards of Restricted Stock or Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to reapproval by the Company’s stockholders at the first stockholder meeting that occurs in 2010. No Award of Restricted Stock or Restricted Stock Units that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made after that meeting unless stockholders have reapproved the list of Performance Objectives and other material terms of such Awards, or unless the vesting of the Award is made contingent on stockholder approval of the Performance Objectives and other material terms of such Awards.
          (c) Documentation of Performance Objectives. With respect to any Award, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain. Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no greater than five consecutive years, as established by the Committee. Once established by the Committee, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the Performance Objective(s).
          (d) Committee Certification. Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 4.3(d), approved minutes of the Committee shall be adequate written certification.
          (e) Negative Discretion. The Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable Performance Objectives are satisfied.
ARTICLE 5.
Stock Options
     5.1. Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.
     5.2. Type of Option.
          (a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

          (b) Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.
     5.3. Limitations.
          (a) Maximum Term. No Option shall have a term in excess of 10 years measured from the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.
          (b) Minimum Exercise Price. Subject to Section 2.3(b) of the Plan, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), subject to Section 2.3(b) of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.
          (c) Repricing Prohibited. Except as provided in Section 2.3, the Committee shall not amend any outstanding Option to reduce its exercise price, and shall not grant an Option with a lower exercise price within six months before or after an Option with a higher exercise price is canceled.
          (d) $100,000 Limit for Incentive Stock Options. Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under this Plan, the 2002 Plan, or any other plan of the Company or any Affiliate), such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3(d), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted.
          (e) 10% Stockholder. For purposes of this Section 5.3, a “10% Stockholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or an Affiliate), determined under Section 424(d) of the Code.
     5.4. Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b), and (c), below.
          (a) Cash Equivalent. Consideration may be paid by cash, check, or other cash equivalent approved by the Committee.
          (b) Tender or Attestation of Shares. Consideration may be paid by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option. Shares tendered or attested to in exchange for Shares issued under the plan must be held by the Service Provider for at least six months prior to their tender or their attestation to the Company and may not be shares of Restricted Stock at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.
          (c) Other Methods. Consideration may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.
     5.5. Exercise of Option.

          (a) Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. An Option shall be deemed exercised when the Committee receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares (in a form permitted under Section 5.4 of the Plan) with respect to which the Option is exercised.
          (b) Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Option within such period of time as is specified in the Award Agreement, subject to the following conditions:
               (i) An Option may be exercised after the Participant’s Termination of Service only to the extent that the Option was vested as of the Termination of Service;
               (ii) An Option may not be exercised after the expiration of the term of such Option as set forth in the Award Agreement;
               (iii) Unless a Participant’s Termination of Service is the result of the Participant’s Disability, the Participant may not exercise an Incentive Stock Option more than three months after such Termination of Service;
               (iv) If a Participant’s Termination of Service is the result of the Participant’s Disability, the Participant may exercise an Incentive Stock Option up to 12 months after Termination of Service; and
               (v) After the Participant’s death, his Beneficiary may exercise an Incentive Stock Option only to the extent that that the deceased Participant was entitled to exercise such Incentive Stock Option as of the date of his death.
In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months after the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death.
          (c) Rights as a Stockholder. Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date. Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option. In the event that the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Option. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.
     5.6. Repurchase Rights. The Committee shall have the discretion to grant Options which are exercisable for unvested Shares. If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share, or (ii) the Fair Market Value per Share at the time of repurchase. The terms upon which such repurchase right shall be exercisable by the Committee (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.
ARTICLE 6.
Stock Appreciation Rights
     6.1. Terms of Stock Appreciation Right. The term, base amount, vesting schedule, and other conditions and limitations applicable to each Stock Appreciation Right, except the medium of settlement, shall be as determined by the Committee and shall be stated in the Award Agreement. All Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right.
     6.2. Exercise of Stock Appreciation Right.
          (a) Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award

Agreement. A Stock Appreciation Right shall be deemed exercised when the Committee receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.
          (b) Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation right is vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death.
          (c) Rights as a Stockholder. Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised. Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right. If the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, a Stock Appreciation Right are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Stock Appreciation Right between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Stock Appreciation Right. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.
ARTICLE 7.
Restricted Stock
     7.1. Terms of Restricted Stock. Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
     7.2. Transferability. Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
     7.3. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
     7.4. Removal of Restrictions. Except as otherwise provided in this Article 7, and subject to Section 10.5 of the Plan, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2 1/2 months after the end of the Tax Year in which the Period of Restriction ends.
     7.5. Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.
     7.6. Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.
          (a) If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.
          (b) If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date. In no event shall any cash dividend or distribution be paid later than 2 1/2 months after the Tax Year in which the dividend or distribution becomes nonforfeitable.
     7.7. Right of Repurchase of Restricted Stock. If, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction or (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then the Company shall have the right to repurchase forfeitable Shares of Restricted Stock from the Participant at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost).
ARTICLE 8.
Restricted Stock Units
     8.1. Terms of Restricted Stock Units. Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.
     8.2. Settlement of Restricted Stock Units. Subject to Section 10.5 of the Plan, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2 1/2 months after the end of the Tax Year in which the Period of Restriction ends.
     8.3. Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units. The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter. In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2 1/2 months after the Tax Year in which the record date for the dividend or distribution occurs.
     8.4. Forfeiture. If, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction, or (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then the Restricted Stock Units granted pursuant to such Award shall be forfeited and the Company (and any Affiliate) shall have no further obligation thereunder.
ARTICLE 9.
Other Equity-Based Awards
     9.1. Other Equity-Based Awards. The Committee shall have the right to grant other Awards based upon or payable in Shares having such terms and conditions as the Committee may determine, including the grant of Shares upon the achievement of a Performance Objective and the grant of securities convertible into Shares.
ARTICLE 10.
Additional Terms of Awards
     10.1. No Rights to Awards. No Service Provider shall have any claim to be granted any Award under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.
     10.2. No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company; nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws and any enforceable agreement between the Service Provider and the Company.
     10.3. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
     10.4. Transferability of Awards. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Subject to the approval of the Committee in its sole discretion, Nonstatutory Stock Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.
     10.5. Conditions On Delivery of Shares and Lapsing of Restrictions. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Committee, (b) subject to approval of the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.
     10.6. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     10.7. Withholding.
          (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes (including the Participant’s FICA obligation) that the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.
          (b) Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required by Applicable Law to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.
     10.8. Other Provisions in Award Agreements. In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, provisions for the acceleration of exercisability of Options and Stock Appreciation Rights in the event of a change in control of the Company, provisions for the cancellation of Awards in the event of a change in control of the Company, and provisions to comply with Applicable Laws.
     10.9. Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

     10.10. Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.
ARTICLE 11.
Term, Amendment, and Termination of Plan
     11.1. Term of Plan. The Plan shall become effective on the Effective Date.
     11.2. Termination of the Plan. The Plan shall terminate upon the earliest to occur of (i) July 27, 2015; (ii) the date that is 10 years after the Plan is approved by the Company’s stockholders; (iii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iv) the date determined by the Board pursuant to its authority under Section 11.3 of the Plan.
     11.3. Amendment of the Plan. The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
     11.4. Effect of Amendment or Termination. Except as provided in Section 11.5 of the Plan, no amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
     11.5. Adjustments of Awards Upon the Occurrence of Unusual or Nonrecurring Events. The Committee may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (a) unusual or nonrecurring events affecting the Company or an Affiliate (such as a capital adjustment, reorganization, or merger) or the financial statements of the Company or an Affiliate, or (b) any changes in Applicable Laws or accounting principles. By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Option or Stock Appreciation Right.
ARTICLE 12.
Miscellaneous
     12.1. Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.
     12.2. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
     12.3. Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (a) a majority of the members of a Committee shall constitute a quorum, and (b) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.
     12.4. Expenses. The costs of administering the Plan shall be paid by the Company.
     12.5. Severability. If any provision of the Plan or any Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
     12.6. Construction. Unless the contrary is clearly indicated by the context, (1) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (2) the use of the singular shall also include within its meaning the plural and vice versa; and (3) the word “include” shall mean to include, but not to be limited to.
     12.7. No Trust or Fund Created. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).
     12.8. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     12.9. Complete Statement of Plan. This document is a complete statement of the Plan.

APPENDIX
As used in the Plan, the following terms shall have the following meanings:
          (a) “Affiliate” means an entity in which the Company has a direct or indirect equity interest, whether now or hereafter existing; provided however, that with respect to an Incentive Stock Option, an Affiliate means a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code) with respect to the Company, whether now or hereafter existing.
          (b) “Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
          (c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.
          (d) “Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.
          (e) “Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.
          (f) “Board” means the board of directors of the Company.
          (g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.
          (h) “Committee” means the Compensation Committee of the Board, which has been constituted by the Board to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 162(m) of the Code, and/or other Applicable Laws.
          (i) “Company” means Clinical Data, Inc., a Delaware corporation, or any successor thereto.
          (j) “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render services to such entity.
          (k) “Director” means a member of the Board.
          (l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
          (m) “Effective Date” means July 27, 2005; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s stockholders before any compensation under the Plan is paid.
          (n) “Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any Affiliate or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
          (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (p) “Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a “covered employee” under Section 162(m) of the Code.
          (q) “Fair Market Value” means, with respect to Shares as of any date the closing sale price per share of such Shares (or the closing bid, if no sales were reported) as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, such other source as the Committee deems reliable.

          (r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
          (s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
          (t) “Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan. An Option may be an Incentive Stock Option or a Nonstatutory Stock Option.
          (u) “Participant” means the holder of an outstanding Award granted under the Plan.
          (v) “Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 4.3 of the Plan.
          (w) “Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.
          (x) “Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.
          (y) “Restricted Stock Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article 8 of the Plan.
          (z) “Service Provider” means an Employee, Director, or Consultant.
          (aa) “Share” means a share of the Company’s common stock.
          (bb) “Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan
          (cc) “Tax Year” means the Company’s taxable year. If an Award is granted by an Affiliate, such Affiliate’s taxable year shall apply instead of the Company’s taxable year.
          (dd) “Termination of Service” means the date an individual ceases to be a Service Provider. Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave. If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy. For purposes of the Plan and any Award hereunder, if an entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to each Participant in respect of such Affiliate who does not continue as a Service Provider in respect of the Company or another Affiliate after such giving effect to such Affiliate’s change in status.

ANNUAL MEETING OF STOCKHOLDERS OF
CLINICAL DATA, INC.
September 23, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon as
possible.
â  Please detach along perforated line and mail in the envelope provided.    â
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20630300000000000000     0
092308

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	To elect six (6) directors to serve for one-year terms.				2.
To amend Clinical Data’s Amended and Restated 2005 Equity Incentive Plan (the “2005 Plan”) by increasing the aggregate number of shares issuable pursuant to the 2005 Plan from 3,000,000 shares to 4,600,000 shares.
							☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	o	Randal J. Kirk
		o	Andrew J. Fromkin
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	o o o o	Larry D. Horner Arthur B. Malman Burton E. Sobel, M.D. Richard J. Wallace		3.	To ratify the appointment of Deloitte & Touche, LLP as Clinical Data’s independent registered public accounting firm for the 2009 fiscal year.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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CLINICAL DATA, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        The undersigned stockholder of Clinical Data, Inc. hereby appoints Andrew J. Fromkin, C. Evan Ballantyne and Caesar J. Belbel, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the annual meeting of stockholders (the “2008 Annual Meeting”) to be held at 10:00 a.m., local time, on Tuesday, September 23, 2008, at Clinical Data’s headquarters, One Gateway Center, Suite 702, Newton, Massachusetts 02458, and at any adjournments of the meeting, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.
This proxy will be voted as directed by the undersigned stockholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1, FOR the amendments to the Amended and Restated 2005 Equity Incentive Plan as described in Proposal 2, FOR the ratification of the appointment of Clinical Data’s independent registered public accounting firm as described in Proposal 3, and in accordance with the determination of a majority of the Board of Directors as to any other matters. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Secretary, or by attending the 2008 Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2008 Annual Meeting.
If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.
Continued and to be signed on reverse side.

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